Fund  Issuer  Ticker  Principal  Amount  (US$Principal  Amount  (ForeAmount
Purchased (USAmount Purchased (ForTrade Date Price (US$) Price (Foreign) Underwriter Underwriting SpreaCurrency Underwriting Spread VP Capital Appreciation Versata VATA $ 106,260,000 $ 612,000.00 03/03/2000 $24.0000 TWPT
7.000% USD $1.680 VP Intl World Online International N.V. WDON.AS $3,242,589,504 3,340,981,406.00 $ 1,214,449.22 1,251,300.00 03/16/2000 $41.7337 43.00 MSCO
5.000% EUR 2.15 VP Capital Appreciation Oratec Interventions Inc OTEC $ 64,400,000 $ 840,000.00 04/04/2000 $14.0000 MERR 7.000% USD $0.98 VP Value
Metlife Inc MET $3,310,275,000 $ 11,400.00  04/04/2000  $14.2500 LEHM 4.491% USD
$0.64 (split order) $ 3,157,800.00 GSCO VP Income & Growth Metlife Inc. MET $3,310,275,000 $ 1,425.00 04/04/2000 $14.2500 LEHM 4.491% USD $0.64 (split order) $ 411,825.00 GSCO (split order) $ 5,348,025.00 GSCO VP Value Valero Energy Corporation VLO $ 174,167,500 $ 58,250.00 06/22/2000 $29.1250 LEHM 4.250%
USD $1.240 (split order) $ 719,387.50 MSCO VP Capital Appreciation Marvell Technology Group MRVL $ 103,500,000 $ 396,000.00 06/26/2000 $15.0000 GSCO 7.000%
USD $1.050